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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of
the Securities Exchange Act Of 1934

December 5, 2001
Date of Report (Date of earliest event reported)

Invitrogen Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-25317 (Commission File Number)	33-0373077 (IRS employer identification No.)

1600 Faraday Avenue    Carlsbad, CA               92008
       (address of principal executive offices)             (Zip Code)

(760) 603-7200
(Registrant's telephone number, including area code)

Item 5. Other Matters.

    On December 5, 2001, Invitrogen Corporation, ("Invitrogen") issued a press release announcing Invitrogen's intention to make a private offering of $400 million of Convertible Subordinated Notes due 2006, with an option to issue an additional $100 million of convertible notes.

On December 5, 2001, Invitrogen also issued a press release announcing the pricing of its private placement of 2.25% Convertible Subordinated Notes due 2006 (the "Notes") and the increase in the size of the transaction from $400 million to $500 million, plus an additional $100 million principal amount of Notes at the option of the initial purchasers.

Invitrogen's press releases announcing the offering are attached hereto as Exhibits 99.1 and 99.2.

Item 7. Financial Statements and Exhibits.

c. Exhibits:

Exhibit No.	Description
99.1	Press release dated December 5, 2001
99.2	Press release dated December 5, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation

Date: December 14, 2001	By:	/s/ JAMES R. GLYNN
James R. Glynn Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 5, 2001
99.2	Press release dated December 5, 2001

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  Item 5. Other Matters.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX